Exhibit 99.1

Mitel Reports First Quarter Fiscal 2011 Financial Results

Announces Retirement of CEO Don Smith

OTTAWA, Ontario – September 2, 2010 – Mitel (Nasdaq: MITL), a leading provider of unified communications software solutions, today announced its financial results for the first quarter of fiscal 2011 ended July 31, 2010. All financial results are in U.S. dollars.

Financial Highlights

•	Revenue for the first quarter of fiscal 2011 was $160.0 million, compared to $159.4 million for the first quarter of fiscal 2010.
•	Adjusted EBITDA (as defined below) for the first quarter of fiscal 2011 was $20.4 million, compared to $19.5 million for the first quarter of fiscal 2010.
•	Cash and cash equivalents as of July 31, 2010 were $84.7 million, up 10.6 percent compared to the end of the fourth quarter of fiscal 2010.
•	Operating cash flows for the first quarter of fiscal 2011 were $9.6 million, an increase of 12.9 percent from the first quarter of fiscal 2010.

Net income for the first quarter of fiscal 2011 was $6.8 million, or $0.12 per share, compared to a net income of $2.0 million, or a loss of $0.66 per share, in the same period last year(1).

Non-GAAP net income for the first quarter of fiscal 2011 was $10.8 million, or $0.19 per share. This compares to non-GAAP net income of $6.8 million, or $0.12 per share in the first quarter of fiscal 2010. Please refer to the GAAP to non-GAAP reconciliation tables in this release.

CEO Retirement

Mitel Chief Executive Officer Don Smith announced today that he will retire as chief executive officer of the company. A search committee has been formed by the board of directors to identify a successor and Smith will continue to serve as Mitel’s chief executive officer until his successor is found. Smith will continue to serve as director of Mitel after his retirement.

“It has been a privilege for me to serve with a great team over the past several years,” said Smith. “I will work with the board to ensure a successful transition of leadership at Mitel. The company remains focused on executing against our long-term strategic plan.”

Smith joined Mitel in April 2001 as chief executive officer and board member. Under his leadership the company successfully completed its acquisition and integration of Inter-Tel in 2007 and, more recently, Don led the company’s April 2010 initial public offering.

“We want to thank Don for his many contributions and years of service to Mitel,” said Terence H. Matthews, chairman of Mitel’s board of directors. “Since his return to Mitel in 2001, Don and his team have overseen the transition of the company from a legacy (Digital) PBX company to one focused on IP communications, UCC, mobility and software. During his tenure, the company has grown from approximately $350 million in revenue in fiscal 2002 to $648 million in revenue in fiscal 2010 and expanded its portfolio of IP-based solutions. As we begin the search for Don’s successor, I am pleased that he will remain with the company as a member of our board of directors.”

Business Highlights

The following are highlights of business developments during the first quarter of fiscal 2011:

•	New customer highlights: National Unified Procurement Company, Mark Barnes & Associates, Memorial University of Newfoundland, and Packaging Incorporated.
•	Announced availability of Mitel’s suite of unified communications applications as virtual appliances running in a VMware environment.
•	Improved position in Gartner Magic Quadrants, with Challenger placement in the Corporate Telephony MQ and Visionary placement in the Unified Communications MQ.
•	Broadened Mitel Mobile service with the addition of BlackBerry Smartphones.
•

Earned a Distinguished Honoree medal in the “Best New Product or Service of the Year—Telecommunications” category of The 2010 International Business Awards for Virtual Mitel Communications Director (Virtual MCD).

•	Named Tech Awards Circle Silver Winner in the SMB and Enterprise Software Product category for Virtual Mitel Communications Director (Virtual MCD).
•	Received the ‘Most Innovative Channel Product Award’ at the Comms Business Awards ceremony in recognition of the Mitel Virtual Solutions software portfolio.

“While proud of our achievements during the fiscal quarter, we nonetheless experienced softness in our target markets as the slower than expected economic recovery has continued to limit the SME market’s access to credit,” stated Steve Spooner, chief financial officer, Mitel. “We continue to focus on execution and driving market share growth, as evidenced by our previously announced changes in our U.S. management team, while keeping a close eye on our operating model to ensure expenses remain in line with revenues.”

Business Outlook

Mitel has set the following financial performance guidance for the second quarter of fiscal year 2011 ending October 31, 2010:

•	Revenue is expected to be in the range of $160 to $163 million.
•	Gross margin percentage is expected to be approximately flat compared to the first quarter of fiscal 2011.
•

Non-GAAP operating expenses as a percent of revenue are expected to be in the range of 38 to 39 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

•	There will be a restructuring charge related to recently announced management changes and related restructuring activities, details of which will be disclosed in the next quarter’s filing.

(1)	Net loss per share for the first quarter of fiscal 2010 includes a non-cash charge of $11.4 million for accretion on Class 1 Preferred Shares. The Class 1 Preferred Shares were converted into common shares in conjunction with the April 2010 initial public offering.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the first quarter ended July 31, 2010. To access the conference call, dial 800-324-5531 and enter pass code 7342650. Callers outside the US and Canada should dial 719-325-2281 and enter pass code 7342650. A replay of the conference call will be available through Tuesday, September 7, 2010. To access the replay, please dial 888-203-1112 and enter pass code 7342650. Callers outside the US and Canada should dial 647-436-0148 and enter pass code 7342650. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

Adjusted EBITDA is defined as consolidated net income (loss) before (1) interest expense, (2) income tax recovery, (3) amortization and depreciation, (4) foreign exchange loss, (5) fair value adjustment on derivative instruments, (6) special charges and restructuring costs, (7) stock-based compensation, (8) gain on litigation settlement, and (9) write-off of deferred financing costs. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA”.

Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form-10-K, which has been filed with the U.S. Securities and Exchange Commission on July 27, 2010 and filed with Canadian securities authorities.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its second quarter results until after it releases its financial results for the second quarter of fiscal year 2011 and holds its conference call with respect to such results.

Some of the statements in this press release, including the information regarding our financial performance targets for the second quarter of fiscal year 2011, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations, our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular
•	A stable or recovering economic environment
•	No significant event occurring outside the ordinary course of our business
•	Stable foreign exchange and interest rates
•	No asset impairments
•	No material changes in effective tax rates

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future
•	Fluctuations in our quarterly and annual revenues and operating results
•	Fluctuations in foreign exchange rates
•	Current and ongoing global economic instability
•	Intense competition
•	Our reliance on channel partners for a significant component of our sales
•	Our dependence upon a small number of outside contract manufacturers to manufacture our products
•	Our ability to successfully implement and achieve our business strategies.

Additional risks are discussed herein and under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and Canadian securities authorities.

Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel (NASDAQ: MITL) is a global provider of business communications solutions and services, consisting of unified communications and collaboration software applications, IP telephony platforms, mobility applications and managed and network services. Mitel enables businesses of all sizes to move beyond basic fixed telephony tools toward integrated multi-media collaboration solutions, accessible from anywhere, helping to improve performance, gain competitive advantage, and reduce costs. Mitel’s global headquarters are in Ottawa, Canada, US headquarters are in Chandler, Arizona and EMEA headquarters are in Caldicot, UK, with offices, partners, and resellers worldwide. For more details visit: http://www.mitel.com

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Danielle McNeil (media), 613-592-2122 x4643, danielle_mcneil@mitel.com

Twitter: @Danielle_McNeil

Kevin Johnson (industry analysts), 613-592-2122 x6690, kevin_johnson@mitel.com

Twitter: @Kevin_Johnson

Cynthia Hiponia (investor relations), 613-592-2122 x1992, investorrelations@mitel.com

MITL-F

MITEL NETWORKS CORPORATION

(incorporated under the laws of Canada)

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	July 31, 2010	April 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$84.7	$76.6
Accounts receivable	114.6	121.5
Sales-type lease receivables	31.2	33.8
Inventories	27.7	26.7
Deferred tax asset	10.2	15.0
Other current assets	45.3	46.5

	313.7	320.1
Non-current portion of sales-type lease receivables	27.4	29.2
Deferred tax asset	4.9	5.0
Property and equipment	15.6	17.0
Identifiable intangible assets	117.4	123.1
Goodwill	134.5	134.5
Other non-current assets	11.0	12.1

	$624.5	$641.0

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued liabilities	$103.0	$107.7
Due to related parties	0.6	7.2
Current portion of deferred revenue	43.5	46.2
Current portion of long-term debt	4.0	4.1

	151.1	165.2
Long-term debt	344.9	345.7
Lease recourse liability	7.3	7.9
Long-term portion of deferred revenue	12.6	14.1
Deferred tax liability	64.9	70.9
Pension liability	69.5	68.1
Other non-current liabilities	22.3	24.0

	672.6	695.9
Shareholders’ deficiency	(48.1)	(54.9)

	$624.5	$641.0

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended July 31, 2010	Quarter Ended July 31, 2009
Revenues:
Telecommunications	$140.8	$140.4
Network services	19.2	19.0

	160.0	159.4
Cost of revenues:
Telecommunications	72.4	71.6
Network services	10.5	11.2

	82.9	82.8

Gross margin	77.1	76.6

Expenses:
Selling, general and administrative	53.2	53.4
Research and development	13.1	13.1
Special charges and restructuring costs (recovery)	(0.1)	0.4

	66.2	66.9

Operating Income	10.9	9.7
Interest expense	(5.1)	(8.8)
Fair value adjustment on derivative instruments	0.8	0.6
Other income (expense), net	0.1	(1.4)

Income before income taxes	6.7	0.1
Current income tax expense	(1.0)	(0.6)
Deferred income tax recovery	1.1	2.5

Net income	$6.8	$2.0

Net income (loss) attributable to common shareholders	$6.8	$(9.4)

Net income (loss) per common share
Basic	$0.13	$(0.66	)(1)
Diluted	$0.12	$(0.66	)(1)

Weighted-average number of common shares outstanding (in millions):
Basic	52.8	14.3
Diluted	56.5	14.3

(1) Net loss per share for the first quarter of fiscal 2010 includes a non-cash charge of $11.4 million for accretion on Class 1 Preferred Shares. The Class 1 Preferred Shares were converted in conjunction with the April 2010 initial public offering.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars) (unaudited)

	Quarter Ended July 31, 2010	Quarter Ended April 30, 2010		Quarter Ended July 31, 2009
Net income	$6.8	$22.0		$2.0
Income tax recovery	(0.1)	(1.6)		(1.9)

Net income before income tax	6.7	20.4		0.1

Adjustments:
Foreign exchange loss	0.1	(0.1)		1.3
Fair value adjustment on derivative instruments	(0.8)	(7.4)		(0.6)
Special charges and restructuring costs	(0.1)	1.7		0.4
Stock-based compensation	0.8	0.9		0.6
Amortization of acquisition-related intangibles assets	5.6	4.9		5.9
Gain on litigation settlement	—	(5.5)		—
Write-off of deferred financing costs	—	1.0		—

Non-GAAP net income before income tax	12.3	15.9		7.7

Non-GAAP tax expense(1)	(1.5)	(1.9	)(2)	(0.9)

Non-GAAP net income	$10.8	$14.0		$6.8

Non-GAAP net income per common share	$0.19	$0.25	(2)	$0.12
Weighted-average number of common shares outstanding (in millions):	56.5	56.7	(3)	56.7 (3)

(1) Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

(2) Non-GAAP tax expense is now presented using an estimated effective tax rate. To ensure comparability, non-GAAP net income and non-GAAP net income per share for the quarter ended April 30, 2010 have been recaculated using this method. Non-GAAP net income per share for the quarter ended April 30, 2010 was previously reported as $0.31 per share.

(3) Due to the change in capital structure as a result of the initial public offering and related transactions, the non-GAAP weighted-average common shares shown reflects the fully diluted shares as at April 30, 2010.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars) (unaudited)

	Quarter Ended July 31, 2010	Quarter Ended April 30, 2010	Quarter Ended July 31, 2009
Net income	$6.8	$22.0	$2.0
Adjustments:
Interest expense	5.1	6.0	8.8
Income tax recovery	(0.1)	(1.6)	(1.9)
Amortization and depreciation	8.6	8.3	8.9
Foreign exchange loss	0.1	(0.1)	1.3
Fair value adjustment on derivative instruments	(0.8)	(7.4)	(0.6)
Special charges and restructuring costs	(0.1)	1.7	0.4
Stock-based compensation	0.8	0.9	0.6
Gain on litigation settlement	—	(5.5)	—
Write-off of deferred financing costs	—	1.0	—

Adjusted EBITDA	$20.4	$25.3	$19.5